As filed with the Securities and Exchange Commission on November 14, 1997
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                       HOLLYWOOD ENTERTAINMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                 --------------

              OREGON                                       93-0981138
    (State or other jurisdiction                          (IRS Employer
  of incorporation or organization)                     Identification No.)

   25600 SW Parkway Center Drive
        Wilsonville, Oregon                                    97070
       (Address of Principal                                 (Zip Code)
        Executive Offices)

                                 --------------

                       Hollywood Entertainment Corporation
                            1993 Stock Incentive Plan

                       Hollywood Entertainment Corporation
                  1997 Employee Nonqualified Stock Option Plan
                              (Full title of plans)

                                 Donald J. Ekman
                    Senior Vice President and General Counsel
                       Hollywood Entertainment Corporation
                          25600 SW Parkway Center Drive
                              Wilsonville, OR 97070
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 570-1600

                                    Copy to:

                                Robert J. Moorman
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                     Proposed           Proposed              Amount
                                                     Maximum            Maximum               of
                               Amount                Offering           Aggregate             Regis-
Title of Securities            to Be                 Price Per          Offering              tration
to Be Registered               Registered(1)         Share(1)           Price(1)              Fee
-------------------            -------------         ---------          ----------            -------
Common Stock                   5,800,000 Shares      $11.64375          $77,522,476.71        $23,491.74
--------------------------------------------------------------------------------------------------------

(1)  This Registration Statement registers the following shares:

     Name of Plan                                              Number of Shares
     ------------                                              ----------------

     1993 Stock Incentive Plan                                    4,800,000

     1997 Employee Nonqualified Stock Option Plan                 1,000,000

     The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 2,029,000 shares are subject to options with an aggregate exercise price of $33,614,165.50.
     The calculation of the registration fee for the remaining 3,771,000 shares is based on $11.64375, which was the average of the high and low prices of the Common Stock on November 12, 1997 as reported in The Wall Street
     Journal for Nasdaq National Market issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

          The following documents filed by Hollywood Entertainment Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company con tained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Article IV of the Company's 1993B Restated Articles of Incorporation (the "Articles") requires indemnification of current or former directors or nominees for director ("directors") of the Company to the fullest extent not prohibited by the Oregon Business Corporation Act (the "Act"). The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

          (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

          (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

          (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

          (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

          Article IV of the Articles provides that the Company will advance to a director the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

          Article V of the Articles provides that the Company may, in the discretion of the Board of Directors, indemnify officers, employees and agents to the same extent that directors are entitled to indemnification.

          The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          4.1 1993B Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-73966 (the "1994 S-1") and to Articles of Amendment filed as Exhibit 4 to Registrant's Registration Statement of Form S-3, Registration No. 33-96140).

          4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the 1994 S-1.)

          5.1    Opinion of Stoel Rives LLP.

          23.1   Consent of Price Waterhouse LLP (see page II-7).

          23.2   Consent of Coopers & Lybrand, L.L.P. (see page II-8).

          23.3   Consent of Stoel Rives LLP (included in Exhibit 5.1).

          24.1   Powers of Attorney.

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on November 14, 1997.


                                       HOLLYWOOD ENTERTAINMENT CORPORATION



                                       By DONALD J. EKMAN
                                          --------------------------------------
                                          Donald J. Ekman,
                                          Senior Vice President and General
                                            Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 14th day of November, 1997.


Signature                                            Title




* MARK J. WATTLES                      Chairman of the Board, President and
----------------------------------     Chief Executive Officer
Mark J. Wattles                        (Principal Executive Officer)



* F. MARK WOLFINGER                    Chief Financial Officer
----------------------------------     (Principal Financial and Accounting
F. Mark Wolfinger                      Officer)



DONALD J. EKMAN                        Senior Vice President, General Counsel
----------------------------------     and Director
Donald J. Ekman



* JAMES N. CUTLER, JR.                 Director
----------------------------------
James N. Cutler, Jr.



* RICHARD A. GALANTI                   Director
----------------------------------
Richard A. Galanti


     *By  DONALD J. EKMAN
          ----------------------------------
          Donald J. Ekman, Attorney-in-Fact

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1997, except as to Note 11, which is as of March 15, 1997, as appearing on page F-1 of Hollywood Entertainment Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


Price Waterhouse LLP


Portland, Oregon
November 12, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1995, except for Note 3 as to which the date is March 29, 1995, on our audits of the financial statements of Hollywood Entertainment Corporation for the year ended December 31, 1994, which report appears in the Annual Report on Form 10-K of Hollywood Entertainment Corporation for the year ended December 31, 1996.



                                       COOPERS & LYBRAND L.L.P.


Portland, Oregon
November 11, 1997

                                  EXHIBIT INDEX


Exhibit
Number         Document Description
-------        --------------------

  4.1 1993B Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-73966 (the "1994 S-1") and to Articles of Amendment filed as Exhibit 4 to Registrant's Registration Statement of Form S-3, Registration No. 33-96140).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the 1994 S-1.)

  5.1          Opinion of Stoel Rives LLP.

  23.1         Consent of Price Waterhouse LLP (see page II-7).

  23.2         Consent of Coopers & Lybrand, L.L.P. (see page II-8).

  23.3         Consent of Stoel Rives LLP (included in Exhibit 5.1).

  24.1         Powers of Attorney.